EXHIBIT 99.1


( BW)(VA-QUADRAMED)(QMDC) QuadraMed Provides Update on SEC
Investigation

    RESTON, Va.--(BUSINESS WIRE)--Oct. 10, 2003--QuadraMed Corporation (QMDC.PK) announced today that the Staff of the San Francisco District Office of the Securities and Exchange Commission ("the Staff") has informed the Company that the Staff intends to recommend to the SEC that it institute an enforcement action against the company for violations of the antifraud, periodic filing and books and records provisions of the federal securities laws. The proposed recommendation concerns the Company's accounting for transactions that it entered into with Health+Cast LLP in 1998 and 1999. The 1999 transactions were restated as part of the Company's recent restatement of its 1999 financial statements. The Staff invited the Company to make a Wells submission with respect to the proposed recommendation. The Company plans to continue to discuss this matter with the Staff.
    The Staff also indicated that it does not presently intend to recommend any action against the Company's current officers, directors or employees.

    About QuadraMed Corporation

    QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

    CONTACT: QuadraMed Corporation
             Carey Rutigliano, 415-482-2320
             crutigliano@quadramed.com


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